Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 033-47073, 333-72715, 333-124503, 333-131466, 333-147397, 333-153925, 333-154364, 333-186187, 333-215774 and 333-222840 on Form S-8 and Registration Statement No. 333-208554 on Form S-3 of our reports dated November 29, 2018, relating to the consolidated financial statements and consolidated financial statement schedules of The Scotts Miracle-Gro Company and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the new accounting guidance in ASU 2016-09 Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting and ASU 2017-04 Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment and change in inventory valuation) and to the effectiveness of the Company's internal control over financial reporting, appear in this Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2018.

/s/ DELOITTE & TOUCHE LLP
Columbus, Ohio

November 29, 2018